UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2019

Oaktree Real Estate Income Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-223022	82-2365593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, CA	90071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Oaktree Real Estate Income Trust, Inc. (the "Company") previously filed a Current Report on Form 8-K, dated April 17, 2019, disclosing the acquisition of Anzio Apartments through a joint venture with TruAmerica Multifamily, LLC.

This Amendment to the Current Report on Form 8-K, dated June 19, 2019, is being filed to provide the required financial statements under Rule 3-14 of Regulation S-X with respect to the acquisition of Anzio Apartments. Additionally, this report presents the required pro forma financial information reflecting the impact of the acquisition of Anzio Apartments on the Company. The Company intends to make an election to be treated as a real estate investment trust for federal income tax purposes beginning with the taxable year ending December 31, 2019 and, as such, the effect of income taxes is excluded from the pro forma financial information.

The Company's results with respect to Anzio Apartments may be materially different from those expressed in this report due to various factors, including but not limited to those discussed in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial Statements of Anzio Apartments Under Rule 3-14 of Regulation S-X
Report of Independent Auditors
Statements of Revenues and Certain Expenses for the three months ended March 31, 2019 (unaudited) and the year ended December 31, 2018
Notes to the Statements of Revenues and Certain Expenses

(b)    Unaudited Pro Forma Condensed Consolidated Information
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2019
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2019
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2018
Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(c)    Exhibits

23.1*    Consent of Ernst & Young, LLP
*Filed herewith

Report of Independent Auditors

The Board of Directors of Oaktree Real Estate Income Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Statement”) of Anzio Apartments for the year ended December 31, 2018, and the related notes to the Statement.

Management’s Responsibility for the Financial Statement
Management is responsible for the preparation and fair presentation of the Statement in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of the Statement that is free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility
Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates, made by management, as well as evaluating the overall presentation of the Statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of Anzio Apartments for the year ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting
As described in Note 1 to the Statement, the Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Oaktree Real Estate Income Trust, Inc. and is not intended to be a complete presentation of Anzio Apartments’ revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ Ernst & Young LLP

Los Angeles, California
June 19, 2019

Anzio Apartments
Statements of Revenues and Certain Expenses
Three months ended March 31, 2019 (Unaudited)
and the year ended December 31, 2018

	For the three months ended March 31, 2019 (unaudited)	Year ended December 31, 2018
Rental revenues
Rental income	$1,318,426	$4,938,049
Tenant reimbursements	67,912	266,295
Other income	65,925	274,003
Total rental revenues	1,452,263	5,478,347
Certain operating expenses
Property expenses	535,605	2,129,044
Total operating expenses	535,605	2,129,044
Revenues in excess of certain operating expenses	$916,658	$3,349,303

Anzio Apartments
Notes to the Statements of Revenues and Certain Expenses

1.    Background and Basis of Presentation

On April 11, 2019, Oaktree Real Estate Income Trust, Inc., (the "Company"), partnered with TruAmerica Multifamily, LLC (“TruAmerica”) through a joint venture (the “Joint Venture”) to acquire a fee simple interest in Anzio Apartments (the “Property”), a multifamily asset located in Lawrenceville, Georgia, from Anzio Apartments, LLC (the “Seller”) for $59.2 million (exclusive of closing costs). The Joint Venture acquired the Property and paid related closing costs through a combination of $44.4 million of property-level debt from the Federal Home Loan Mortgage Corporation (“Freddie Mac”), $14.9 million funded to the Joint Venture by the Company from borrowings under the Company’s Line of Credit and $1.7 million funded by TruAmerica.

The accompanying statements of revenues and certain expenses present the results of operations of the Property for the three months ended March 31, 2019 (unaudited) and the year ended December 31, 2018, and have been prepared for the purpose of complying with Rule 3-14 of Regulation S-X. Accordingly, the statements are not representative of the actual operations of the Property for the periods presented as certain amounts, which may not be directly attributable to the future operations of the Property, have been excluded. Such items include depreciation and amortization expense, interest expense and interest income.

The unaudited interim statement of revenue and certain expenses for the three months ended March 31, 2019, was prepared on the same basis as the statement of revenue and certain expenses for the year ended December 31, 2018, and reflects all adjustments, consisting of only normal recurring adjustments, which are, in the opinion of management necessary for a fair presentation of the results of operations. The results of the unaudited interim period are not necessarily indicative of the expected results for the entire fiscal year.

2.    Significant Accounting Policies

Revenue Recognition

The units at the Property are generally leased under operating leases with terms of twelve months or less. The Property recognizes rental revenue from tenants on a straight-line basis over the lease term when collectability is reasonably assured and the tenant has taken possession or controls the physical use of the leased asset.

Tenant reimbursements related to reimbursement of other operating expenses are recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor with respect to purchasing goods and services from third-party suppliers, has discretion in selecting the supplier and bears the associated credit risk.

Use of Estimates

A number of estimates and assumptions have been made relating to the reporting and disclosure of revenues and certain expenses during the reporting period to prepare the statement of revenues and certain expenses in conformity with U.S. generally accepted accounting principles. Actual results could differ from those estimates.

Recent Accounting Pronouncements

In February 2016, the FASB issued a new leasing standard which requires lessees to clarify leases as either finance or operating leases based on certain criteria and record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. The new standard requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The standard also eliminates current real estate-specific provisions and changes of initial direct costs and lease executory costs for all entities. The new guidance will require lessees and lessors to capitalize, as initial direct costs, only those costs that are incurred due to the execution of a lease, with any other costs incurred, including allocated indirect costs, expensed as incurred. In addition, the new standard requires that lease and nonlease components of a contract be bifurcated, with nonlease components (including reimbursements for real estate taxes, utilities, insurance and other common area maintenance and other executory costs) subject to the new revenue recognition standard effective upon adoption of the new leasing standard. In July 2018, the FASB issued an amendment to the leasing standard that allows lessors to elect, as a practical expedient, not to allocate the total consideration in a contract to lease and non-lease components based on their relative standalone selling prices. Rather, this practical expedient allows lessors to elect to account for the combined component as an operating lease if (i) the timing and pattern of transfer of the lease component and nonlease component(s) are the same; (ii) the lease component would be classified as an operating lease if accounted for separately; and (iii) the lease component is the predominant component of the arrangement. If we elect this practical expedient subsequent to adoption, tenant recoveries and other components that would otherwise quality as non-lease components would be accounted for as lease components and recognized in rental revenues. The amendment also provided an optional transition method to make the initial application date of the new lease standard the date of adoption, with a cumulative-effect adjustment recognized to the opening balance of retained earnings. Consequently, for an entity that elects the optional transition method, the entity’s reporting and disclosures for comparative historical periods presented in the financial statements will continue to be in accordance with current GAAP. In August 2018, the FASB proposed a narrow-scope amendment that would preclude a lessor from having to recognize lessor costs paid by a lessee directly to a third-party when the lessor cannot reasonably estimate such costs. The FASB has not yet finalized the amendment as of the date of this filing. We expect to adopt the new leasing standard effective January 1, 2020, the effective date for private companies. We are still evaluating the effects of adoption, including whether to elect the practical expedients or optional transition method, but do not expect the new standard to have a significant effect on our total revenues.

3.    Minimum Future Lease Rentals

There are various lease agreements in place with tenants to lease units in the Property. As of April 1, 2019, the minimum future cash rents receivable under non-cancelable operating leases in each of the upcoming years are as follows:

Years Ending December 31
2019	$272,951
2020	169,339
Thereafter	—
Total	$442,290

4.    Subsequent Events

Subsequent events were evaluated through June 19, 2019, the date the financial statements were available to be issued.

Oaktree Real Estate Income Trust, Inc.
Unaudited Pro Forma Financial Information

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2019, is presented as if the acquisition of Anzio Apartments and the related borrowings on the Company's Line of Credit and property-level debt from Freddie Mac had occurred on March 31, 2019. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2019, and the year ended December 31, 2018, have been presented as if the acquisition of Anzio Apartments and the related borrowings on the Company's Line of Credit and property-level debt from Freddie Mac had occurred on January 1, 2018.

The unaudited pro forma financial information, which has been prepared to comply with Article 11 of Regulation S-X, is not necessarily indicative of what the Company’s results of operations or financial condition would have been assuming the acquisition of the Property had occurred at the beginning of the periods presented, nor is it indicative of the Company’s results of operations or financial condition for future periods. In management’s opinion, all adjustments necessary to reflect the effects of these transactions have been made. The unaudited pro forma financial information and accompanying notes should be read in conjunction with the Company’s consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2018, and Quarterly Report on Form 10-Q for the three months ended March 31, 2019.

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2019
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (A)	Acquisition of Anzio Apartments (B)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Assets
Cash and cash equivalents	$131,378	$372,943	(C)	$504,321
Restricted cash	—	711,528	(D)	711,528
Investments in real estate	—	59,785,956		59,785,956
Other assets	—	569,906	(E)	569,906
Total Assets	$131,378	$61,440,333		$61,571,711
Liabilities and Equity
Note payable	$—	$44,400,000		$44,400,000
Accounts payable, accrued expenses and other liabilities	121,779	465,333	(F)	587,112
Due to affiliates	276,602	14,917,500		15,194,102
Commitments and contingencies	—	—		—
Total Liabilities	398,381	59,782,833		60,181,214
Equity (Deficit)
Preferred stock, $0.01 par value per share, 50,000,000 shares authorized: no shares issued nor outstanding at March 31, 2019 and December 31, 2018, respectively	—	—		—
Common stock, $0.01 par value per share, 1,000,000,000 shares authorized: 27,000 and 20,000 shares issued and outstanding at March 31, 2019 and December 31, 2018, respectively	270	—		270
Additional paid-in capital	271,057	—		271,057
Accumulated deficit	(538,330)	—		(538,330)
Total Stockholders' Equity (Deficit)	(267,003)	—		(267,003)
Noncontrolling interests	—	1,657,500		1,657,500
Total Equity (Deficit)	(267,003)	1,657,500		1,390,497
Total Liabilities and Equity (Deficit)	$131,378	$61,440,333		$61,571,711

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the three months ended March 31, 2019
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Acquisition of Anzio Apartments (BB)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$—	$1,318,426		$1,318,426
Tenant reimbursements	—	67,912		67,912
Other income	—	65,925		65,925
Total rental revenues	—	1,452,263		1,452,263
Interest income	856	—		856
Total revenues	856	1,452,263		1,453,119

Operating expenses
Property expenses	—	535,605		535,605
Depreciation and amortization	—	515,381	(CC)	515,381
General and administrative	171,291	—		171,291
Total operating expenses	171,291	1,050,986		1,222,277

Other expense
Acquisition expenses	—	—		—
Interest expense	—	677,031	(DD)	677,031
Total other expense	—	677,031		677,031

Total expenses	171,291	1,728,017		1,899,308

Net loss	170,435	275,754		446,189

Net loss attributable to noncontrolling interests	—	27,575	(EE)	27,575

Net loss attributable to common shareholders	$170,435	$248,179		$418,614

Loss per share (basic and diluted):
Net loss per share	$8.16			$20.05
Weighted average number of shares outstanding	20,875			20,875

Oaktree Real Estate Income Trust, Inc.
Pro Forma Condensed Consolidated Statement of Operations
For the year ended December 31, 2018
(Unaudited)

	Historical Oaktree Real Estate Income Trust, Inc. (AA)	Acquisition of Anzio Apartments (BB)		Pro Forma Oaktree Real Estate Income Trust, Inc.
Revenues
Rental revenues	$—	$4,938,049		$4,938,049
Tenant reimbursements	—	266,295		266,295
Other income	—	274,003		274,003
Total rental revenues	—	5,478,347		5,478,347
Interest income	1,975	—		1,975
Total revenues	1,975	5,478,347		5,480,322

Operating expenses
Property expenses	—	2,129,044		2,129,044
Depreciation and amortization	—	3,546,799	(CC)	3,546,799
General and administrative	369,870	—		369,870
Total operating expenses	369,870	5,675,843		6,045,713

Other expense
Acquisition expenses	—	—		—
Interest expense	—	2,708,858	(DD)	2,708,858
Total other expense	—	2,708,858		2,708,858

Total expenses	369,870	8,384,701		8,754,571

Net loss	367,895	2,906,354		3,274,249

Net loss attributable to noncontrolling interests	—	290,635	(EE)	290,635

Net loss attributable to common shareholders	$367,895	$2,615,719		$2,983,614

Loss per share (basic and diluted):
Net loss per share	$18.39			$149.18
Weighted average number of shares outstanding	20,000			20,000

Oaktree Real Estate Income Trust, Inc.
Notes to the Pro Forma Consolidated Financial Statements
(Unaudited)

1.    Balance Sheet Adjustments

(A)    Represents the unaudited historical balance sheet of the Company included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

(B)    Reflects the acquisition of the Property as if it had occurred on March 31, 2019 for $59.2 million. The acquisition was funded with proceeds from the issuance of $44.4 million of property-level debt, as further described below, $1.7 million from a Joint Venture partner and by drawing $14.9 million on the Company's Line of Credit.

(C)     Cash and cash equivalents of $373,000 consists of $264,000 from rental receipts and $109,000 from tenant deposits.

(D)    Restricted cash of $712,000 consists of $250,000 for capital expenditures and $462,000 of tax and insurance escrow impounds.

(E)     Other assets of $570,000 consists primarily of debt issuance costs of $319,000, prepaid insurance of $76,000 and prepaid interest expense of $101,000.

(F)     Accounts payable, accrued expenses and other liabilities of $465,000 consists of prepaid tenant rents of $264,000, accrued property taxes of $111,000 and tenant deposits of $90,000.

The Company has performed a preliminary valuation analysis of the relative fair value of the Property’s assets to be acquired and liabilities to be assumed. Using the total consideration for the acquisition, including related acquisition costs, the Company has estimated the allocations to such assets and liabilities. The following table summarizes the allocation of the cost of the Property as of the transaction closing date, April 11, 2019, which is subject to change as the Company finalizes the preliminary purchase price allocation during the quarter ending June 30, 2019:

Tangible	Total Assets
Land	$6,105,370
Building	47,959,400
Site improvements	2,860,775
FF&E	1,405,157
Total tangible	58,330,702

Intangible
Lease in place value	1,455,254
Total intangible	1,455,254

Fair value	$59,785,956

The following table summarizes the Company's issuance of debt in connection with acquisition of the Property:

Note payable	$44,400,000
Due to affiliates	14,917,500
Total debt	$59,317,500

Note Payable

The note payable is secured by a mortgage on the Property and bears interest at a rate of LIBOR plus a spread of 159 basis points, payable as interest-only for the first 60 months, then principal and interest payable for the remaining term based on a 360 month amortization period. The term of the Mortgage Loan is 120 months. Amounts prepaid under the Mortgage Loan are subject to a 1% penalty following a one year lockout period. The Mortgage Loan is subject to customary terms and conditions.

Due to Affiliates

On April 11, 2019, the Company entered into a line of credit with Oaktree Fund GP I, L.P., an affiliate of the Company’s sponsor, Oaktree Capital Management, L.P. providing for an unsecured, uncommitted credit facility in a maximum aggregate principal amount of $150 million. The Line of Credit expires on the earlier of: (i) 10 business days following the date the Company breaks escrow for its initial public offering and (ii) April 10, 2020, subject to three-month extension options requiring Lender approval. Borrowings under the Line of Credit will bear interest at a rate of LIBOR plus 3.25% per annum, compounded quarterly, which may be paid in kind at the Company’s election. The Company may request drawdowns of amounts under the Line of Credit periodically and in sizes determined by the Company. Requests for drawdowns will be funded at the discretion of Lender based on, among other factors, details of the purpose of the drawdowns and the property features of investments towards which the proceeds will be used. Amounts due under the Line of Credit (inclusive of accrued interest) are freely pre-payable without penalty.

2.    Income Statement Adjustments

(AA)     Represents the unaudited historical operations of the Company included in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 or the audited historical operations of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2018, as applicable.

(BB)     Represents the unaudited results of operations of the Property for the three months ended March 31, 2019 or the audited results of operations of the Property for the year ended December 31, 2018 included in the accompanying Statements of Revenues and Certain Expenses.

(CC)     Represents depreciation and amortization of the acquired long-term assets (excluding land) as if the Property had been acquired on January 1, 2018. Depreciation and amortization amounts were determined based on the preliminary purchase price allocation to the long-term assets and management’s estimate of the remaining useful lives of each asset. The values allocated to buildings, site improvements and furniture, fixtures and equipment (FF&E) are depreciated on a straight-line basis using an estimate remaining useful life of 39 years for buildings and 5-6 years for site improvements and FF&E. In estimating the remaining useful life of each asset, management considered the length of time since the Property was originally constructed, the Property’s maintenance history and anticipated future maintenance, and any contractual stipulations that might limit the useful life. Lease in-place value is being amortized over the average lease term of 7 months.

(DD)     Represents adjustments to interest expense as if the $44.4 million borrowing on the Property’s Note Payable and the $14.9 million borrowing on the Company’s Line of Credit had occurred on January 1, 2018. The Note Payable bears interest at a variable rate based upon one-month LIBOR (2.47263% on April 11, 2019) plus a spread of 159 basis points, while the Line of Credit bears interest at a variable rate based upon one-month LIBOR plus a spread of 325 basis points. On a pro forma basis, a 0.125% increase (decrease) in LIBOR would have increased (decreased) interest expense by approximately $19,000 and $75,000, respectively, for the three months ended March 31, 2019 and year ended December 31, 2018.

(EE)    Represents adjustments to allocate net income (loss) between the Company and TruAmerica Multifamily, LLC, which holds a 10% noncontrolling interest in the joint venture formed to hold the Property.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Jordan Mikes
Name:	Jordan Mikes
Title:	Chief Securities Counsel and Secretary
Date: June 19, 2019

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young, LLP